                                                                  Rule 424(b)(3)
                                                       Registration No. 33-65831



                          SUNGARD/R/ DATA SYSTEMS INC.


                       SUPPLEMENT DATED DECEMBER 3, 1998
                                       TO
                       PROSPECTUS DATED NOVEMBER 24, 1998



This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line item regarding Abraham George is amended and restated as follows:


                                          # of Shares      # of Shares     # of Shares     % of Shares
                                          Owned Before    Being Offered    Owned After     Owned After
     Name of Selling Stockholder          the Offering      For Sale       the Offering    the Offering
---------------------------------------  --------------  ---------------  --------------  --------------
Abraham George.......................      193,785         193,785                0            *

TR of The George Foundation, Inc.....      120,000         120,000                0            *